Exhibit 10.3

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS UNDER THE
NEWFIELD EXPLORATION COMPANY
NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN
This Restricted Stock Unit Agreement (this “Agreement”) is made this [____] day of [____], 2016 (the “Effective Date”), by and between Newfield Exploration Company (the “Company”) and [_________] (“Director”).
1.    AWARD.

(a)
Restricted Stock Units. Pursuant to the Company’s 2011 Omnibus Stock Plan, as amended and restated (the “2011 Plan”), the Company’s Non-Employee Directors’ Deferred Compensation Plan (the “Director Deferred Plan”), Director’s applicable Calendar Year Election Form (the “Election Form”) and this Agreement, [____] Restricted Stock Units (“RSUs”) are granted to Director as of the Effective Date as hereinafter provided subject to certain restrictions described herein. For purposes of this Agreement, a grant of RSUs is a bookkeeping entry in the Director’s RSU Subaccount that represents the right to receive one share of Common Stock on the applicable payment date(s) set forth in Section 2(d) in exchange for each Vested RSU. RSUs are not shares of Common Stock and, except as otherwise provided in this Agreement, have no voting rights, dividend rights or any other benefits generally accorded to stockholders unless and until Common Stock is actually issued pursuant to Section 2(d).

(b)
Plan Documents Incorporated. Director acknowledges receipt of a copy of the 2011 Plan and the Director Deferred Plan, and agrees that this grant of RSUs shall be subject to all of the terms and provisions thereof. Unless otherwise specified, capitalized terms used but not defined herein will have the meanings set forth in the Director Deferred Plan.

2.	RESTRICTED STOCK UNITS. Director hereby accepts the RSUs when awarded and agrees with respect thereto as follows:

(a)
Restrictions. Except as may be otherwise provided in Article VII of the 2011 Plan, in the event of termination of Director’s service for any reason other than death or Disability (as defined in the 2011 Plan), Director shall, for no consideration, forfeit to the Company all RSUs to the extent then subject to the Forfeiture Restrictions. The obligation to forfeit and surrender RSUs to the Company upon termination of Director’s service is referred to herein as the “Forfeiture Restrictions.” The

Forfeiture Restrictions shall be binding upon and enforceable against any transferee of RSUs. The RSUs may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of other than by will or the laws of descent or distribution, and any such attempted transfer shall be void.

(b)
Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the RSUs on the day before the date of the first annual meeting of stockholders following the date of issuance of the RSUs, provided that the lapse conditions described below have been satisfied (the “Annual Meeting Lapse Date”). The Forfeiture Restrictions shall lapse as provided above and the RSUs shall become Vested only if Director has remained a director of the Company continuously from the Effective Date through the Annual Meeting Lapse Date; provided, however, that if, prior to the Annual Meeting Lapse Date, (i) Director terminates service as a director by reason of death or Disability, or (ii) a Qualifying Change of Control occurs, then, in each case, the Forfeiture Restrictions on all RSUs issued to Director shall immediately lapse, and the RSUs shall become Vested, as of the date of his or her termination of service as a director or as of the date of the Qualifying Change of Control, as applicable. To the extent that the lapse conditions are not satisfied, Director shall automatically for no consideration forfeit and surrender to the Company all of the RSUs that are then subject to Forfeiture Restrictions.

(c)
Plan Earnings. RSUs credited to Director’s RSU Subaccount shall be credited with Plan Earnings in the form of additional Restricted Stock Units in accordance with Section 6.02 of the Director Deferred Plan. Any additional Restricted Stock Units so credited are subject to the terms and conditions of this Agreement, the Election Form and the 2011 Plan, and specifically will vest and be settled, or forfeited, as applicable, to the extent and at the time that the underlying RSUs to which such additional Restricted Stock Units relate are subject to vesting, settlement or forfeiture.

(d)
Issuance of Shares. Payment with respect to Vested RSUs (including any additional Restricted Stock Units related thereto that are credited in accordance with Section 2(c)) shall be made in the form of shares of Common Stock [and shall commence] on the first day of the month following the six month anniversary of Director’s “separation from service” from the Company (within the meaning of Section 409A), [with payments made in [___] substantially equal annual installments and any subsequent annual installments paid on the anniversary of the initial installment payment]; provided, that, such payment shall instead be made [in a lump sum in full] upon a Qualifying Change of Control, if earlier. Common Stock issued pursuant to this Agreement may be evidenced in such manner as the Company may deem appropriate, including book-entry registration or by the issuance of a stock certificate (electronic or physical).

3.
SECURITIES LAWS. Director agrees to be bound by such provisions as the Company may require to the end that the issuance by the Company or the sale by Director of Common Stock that is the subject of this Agreement shall be in compliance with the applicable securities laws.

4.
SECTION 409A. The RSUs and the payment of Common Stock under this Agreement are intended to comply with the applicable requirements of Section 409A. This Agreement shall be operated, limited, construed and interpreted consistent with the foregoing intent to the maximum extent possible; provided, that the Company makes no representation that the Agreement and the RSUs comply with Section 409A and shall have no liability to Director for any failure to comply with Section 409A. The Company reserves the right (without obligation to do so) to amend, restructure, terminate or replace this Award in order to cause this Award to either not be subject to Section 409A or to comply with the applicable provisions of the rules thereunder.

5.
COMMUNITY INTEREST OF SPOUSE. The community interest, if any, of any spouse of Director in any of the RSUs shall be subject to all the terms, conditions and restrictions of this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Director’s interest in such RSUs to be so forfeited and surrendered pursuant to this Agreement.

6.
TAX WITHHOLDING AND TAX ELECTION. To the extent the issuance of the RSUs, the lapse of Forfeiture Restrictions or the payment of Common Stock hereunder results in the receipt of compensation by Director, the Company is authorized to withhold from any other cash compensation then or thereafter payable to Director any tax payable or required to be withheld by reason of the receipt of compensation resulting from the issuance of RSUs or shares related thereto or the lapse of Forfeiture Restrictions. Alternatively, Director may authorize the Company to retain or withhold sufficient shares of Common Stock otherwise receivable by Director from the Company with respect to the RSUs or may deliver to the Company sufficient shares of Common Stock to enable the Company to satisfy any such withholding or other tax obligation.

7.	BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and Director has executed this Agreement, all as of the date first above written.

NEWFIELD EXPLORATION COMPANY

By: __________________________________
Name:
Title:

______________________________________
[Name]
Director

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